Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(21,473,407)
Unrealized Gain (Loss) on Market Value of Futures	6,349,405
Dividend Income	6,514
Interest Income	27,097
ETF Transaction Fees	15,000
Total Income (Loss)	$(15,075,391)

Expenses
General Partner Management Fees	$301,332
Professional Fees	120,558
Brokerage Commissions	195,563
Non-interested Directors' Fees and Expenses	4,092
Prepaid Insurance Expense	5,601
NYMEX License Fee	7,533
SEC & FINRA Registration Expense	34,286
Total Expenses	$668,965
Net Income (Loss)	$(15,744,356)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$562,062,666
Additions (16,100,000 Shares)	213,450,993
Withdrawals (13,600,000 Shares)	(179,319,415)
Net Income (Loss)	(15,744,356)

Net Asset Value End of Month	$580,449,888
Net Asset Value Per Share (45,666,476 Shares)	$12.71

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612